Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), Symetra Life Insurance Company (“Company”), is effective as of May 1, 2023 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of April 14, 2021;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

WHEREAS, effective March 13, 2023 Lincoln Investment Advisors Corporation changed its name to “Lincoln Financial Investments Corporation.”

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.

1.All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”
2.Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
3.All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
4.This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Lincoln Financial Investments
Products Trust Corporation

By: Name: Title: Date:

By: Name: Title:
Date:

Lincoln Financial Distributors, Inc. Symetra Life Insurance Company

By: By:

Name: Title: Date:

Name: Title: Date:

Exhibit A

Funds
Dated as of May 1, 2023

The currently available Funds of the Trust are:

LVIP Delaware Diversified Income Fund LVIP Delaware High Yield Fund
LVIP Delaware Limited-Term Diversified Income Fund LVIP Delaware REIT Fund
LVIP Delaware SMID Cap Core Fund LVIP Delaware U.S. Growth Fund LVIP Delaware Value Fund
LVIP JPMorgan U.S. Equity Fund LVIP JP Morgan Small Cap Core Fund LVIP JPMorgan Mid Cap Value Fund LVIP JPMorgan Core Bond Fund

Exhibit B

Separate Accounts of the Life Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

Symetra Resource Variable Account B Symetra Separate Account VL (unregistered) Symetra Separate Account C
Symetra Separate Account SL

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement: Symetra True Variable Annuity
Symetra VCOLI (unregistered) Symetra PVUL
Symetra Spinnaker VA Symetra Spinnaker Choice VA Symetra Spinnaker Advisor VA